As filed with the Securities and Exchange Commission on August 24, 2026

Registration Statement No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NextNRG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5500	83-4260623
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

407 Lincoln Road #9F

Miami Beach, FL 33139

(305) 791-1169

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Farkas

Chief Executive Officer

NextNRG, Inc.

407 Lincoln Road #9F

Miami Beach, FL 33139

(305) 791-1169

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2026

PRELIMINARY PROSPECTUS

112,946,708 Shares of Common Stock

The selling stockholder named in this prospectus (the “selling stockholder”) may use this prospectus to offer and resell from time to time up to an aggregate of 112,946,708 shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the conversion or otherwise pursuant to the terms of 1,000,000 shares of our Series C Convertible Non-Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), which shares are referred to herein as the “Initial Shares” and were issued to the selling stockholder as of August 13, 2026 at the initial closing (the “Initial Closing”) pursuant to that certain Securities Purchase Agreement, dated as of August 13, 2026 (the “Purchase Agreement”), by and between the Company and the selling stockholder. The shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms of the Initial Shares are referred to herein as the “Conversion Shares.”

This prospectus also covers any additional shares of Common Stock that may become issuable upon the conversion of the Initial Shares by reason of stock splits, stock dividends, or other events described in the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock (the “Certificate of Designation”). The actual number of Conversion Shares issuable by us pursuant to any conversions of the Initial Shares will vary depending on the then-current market price of our Common Stock and in accordance with the terms and conditions of the Certificate of Designation. The number of Conversion Shares used in this prospectus, assumes a 105% conversion premium, daily accrual of dividends at an annual rate of 12.5% compounded monthly for three years and a conversion price per share of $0.135, which is the Floor Price of the Initial Shares.

We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Conversion Shares by the selling stockholder.

The selling stockholder may sell or otherwise dispose of the Conversion Shares in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell or otherwise dispose of the Conversion Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 12. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Conversion Shares will be borne by the selling stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Conversion Shares with the Securities and Exchange Commission.

The Common Stock is listed on the Nasdaq Capital Market under the symbol “NXXT”. On August 21, 2026, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $0.23 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholder from time to time, of up to 112,946,708 shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms of the 1,000,000 shares of Series C Preferred Stock issued at the Initial Closing. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of the Conversion Shares by the selling stockholder.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not, and the selling stockholder has not, authorized anyone to provide you with information other than the information that has been provided or incorporated by reference into this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our securities. Our business, financial condition and results of operations may have changed since those dates.

The information appearing in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus or prospectus supplement authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference into this prospectus, or in any free writing prospectus that is authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.

Industry and Market Data

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

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PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in or incorporated by reference into this prospectus and does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference into this prospectus, before making your investment decision.

NextNRG, Inc. and its consolidated subsidiaries are referred to herein as “NextNRG,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

References to “NextNRG Ops” refer to NextNRG Ops, LLC, f/k/a NEXTNRG, LLC, a Delaware limited liability company and our wholly owned subsidiary. References to “Next/Ingle” refer to Next/Ingle Holdings LLC a Delaware limited liability company of which we own 50%, the remaining 50% is a component of our non-controlling interest.

Overview

NextNRG is Powering What’s Next by implementing artificial intelligence (“AI”) and machine learning (“ML”) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (“EV”) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its utility operating system, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible, and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, supporting more efficient fuel delivery while advancing clean energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

Revenue Sources

Sale of Electricity

Solar Electricity

NextNRG plans to derive its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits, and performance-based incentives. A portion of NextNRG’s power sales revenues is expected to be earned through the sale of energy (based on kilowatt hours) pursuant to the terms of Power Purchase Agreements (“PPAs”). NextNRG’s PPAs will typically have fixed or floating rates and are expected to be generally invoiced monthly.

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Wireless EV Charging

NextNRG plans to sell energy to its wireless EV charging customers.

NextNRG also plans to sell its innovative solutions to property owners, parking facilities, municipalities, and government agencies, as well as charge point operators, empowering the growth of sustainable transportation infrastructure.

NextNRG plans to generate revenue from the deployment of solar and battery storage solutions where applicable to further take advantage of the renewable energy industry. Energy pricing is based on peak/off-peak rates at any given charging location. NextNRG plans to negotiate our own PPA accordingly. NextNRG is also planning to sell energy to electric vehicle owners via wireless EV charging.

SaaS & Licensing

Software as a Service (“SaaS”) Agreements

NextNRG plans to generate revenue from the sale of its energy management software under SaaS agreements with utility companies; microgrid companies; and renewable energy generation companies. Additionally, any traditional customers which would like to own their own energy generation systems will have the option of entering a SaaS agreement to purchase rights to the technology.

Hardware Licensing

NextNRG plans to generate licensing revenues from competitors or ancillary business participants who desire to utilize or integrate NextNRG’s intellectual property, hardware, or software solutions within their proprietary product.

Sale of Hardware

NextNRG plans to generate revenues from the sale of hardware, e.g. solar panels, battery storage solution equipment, wireless charging pad or bumper and vehicle receiver technology.

Potential Customers

Potential customers include property owners, electrical supply companies, management companies, all levels of government, original equipment manufacturers, tribal land, car manufacturers, EV charging companies, wholesale electricity providers, utilities, and fleet owners.

Mobile Fueling

Mobile Fuel Delivery

NextNRG’s mobile fueling solution is an on-demand and subscription fuel delivery service that brings fuel directly to consumers, commercial fleets, and specialty vehicles at homes, workplaces, and job sites. Leveraging digital technology and GPS-based systems, this service responds to the increasing preference for home and workplace product deliveries. Particularly, our fleet services are experiencing significant growth, providing a streamlined, efficient fueling option that allows commercial operators to optimize operations and reduce downtime. For the three months ended March 31, 2026 and the year ended December 31, 2025, we derived all of our revenues from mobile fuel deliveries.

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Bridge Note

On July 24, 2026, the Company entered into a securities purchase agreement (the “Note Purchase Agreement”) with the selling stockholder. Pursuant to the Note Purchase Agreement, the Company agreed to sell, and the selling stockholder agreed to purchase, a senior secured convertible promissory note in the aggregate original principal amount of $2.0 million (the “Note”), which is convertible into shares of Common Stock of the Company (the “Note Conversion Shares”). At the closing of the transaction pursuant to the Note Purchase Agreement, the Company issued the Note and received gross proceeds of approximately $1.8 million. At the Initial Closing, the Note was surrendered and cancelled in partial payment of the Initial Shares under the Purchase Agreement, as further described below.

Series C Preferred Stock

On August 11, 2026, the Board of Directors of the Company approved the filing of a Certificate of Designation of Rights and Preferences of the Series C Preferred Stock with the Secretary of State of the State of Delaware, designating 3,000,000 shares of preferred stock of the Company as Series C Preferred Stock. On August 13, 2026, following the designation and approval of the Company’s Board of Directors, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights and Preferences of the Series C Preferred Stock (the “Original Certificate of Designation”), which was subsequently corrected by the filing with the Secretary of State of the State of Delaware of a Certificate of Correction on August 14, 2026 (the “Certificate of Correction”, and together with the Original Certificate of Designation, the “Certificate of Designation”).

Also on August 13, 2026, we entered into the Purchase Agreement with the selling stockholder pursuant to which, at the Initial Closing, also on August 13, 2026, we issued and sold to the selling stockholder 1,000,000 shares of Series C Preferred Stock for an aggregate purchase price of $9.2 million. A portion of the $9.2 million purchase price was paid by the selling stockholder’s surrender and delivery to the Company of the Note issued to the selling stockholder on July 24, 2026, which Note was cancelled. The Purchase Agreement provides for additional closings (“Additional Closings”) at which the Company may issue up to an aggregate of 2,000,000 shares of Series C Preferred Stock (the “Additional Shares”) to the selling stockholder, subject to the terms and conditions of the Purchase Agreement. The Additional Closings may be initiated by either the Company or the Investor, subject to certain conditions (including minimum trading volume and price thresholds, receipt of stockholder approval for the issuance of the applicable Conversion Shares, the effectiveness of a registration statement for the resale of the Conversion Shares and other conditions specified in the Purchase Agreement). The Investor’s and the Company’s right to effect Additional Closings terminates on the two (2) year anniversary of the Initial Closing date.

The initial Conversion Price of the Initial Shares is $0.75 and the Floor Price is $0.135. For more information on the terms of the Series C Preferred Stock, see “Description of Capital Stock,” and for more information on the Purchase Agreement, see “August 2026 Series C Preferred Stock Private Placement” later in this prospectus.

Our Corporate Information

NextNRG, Inc. (formerly known as EzFill Holdings, Inc.) was incorporated on April 20, 2016, in the State of Florida. EzFill-FL, LLC was established on July 27, 2016 in the State of Florida. The assets of EzFill-FL, LLC, constituting the mobile fueling business, were acquired as of April 9, 2019 by EzFill Holdings, Inc., which was incorporated on March 28, 2019 in the State of Delaware.

On August 10, 2023, the Company, the members (the “Members”) of Next Charging LLC (“Next Charging”) and Michael Farkas, as the representative of the Members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging (the “Membership Interests”) in exchange for up to 40,000,000 shares of Common Stock. Subsequently, Next Charging converted to a corporation organized in the State of Nevada named NextNRG Holding Corp. (“Next Holding”) effective as of March 1, 2024 (the “Conversion”), which Conversion continued the existence of the prior entity in the new corporate form and the prior members of Next Charging remained as shareholders of Next Holding.

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On June 11, 2024, in order to reflect the Conversion, the Company, all of the shareholders of Next Holding and Mr. Farkas as the representative of the Next Holding executed a second amended and restated agreement to replace the Exchange Agreement in its entirety (the “Second Amended and Restated Exchange Agreement”). Pursuant to the Second Amended and Restated Exchange Agreement, the Company agreed to acquire from the Next Holding 100% of the shares of Next Holding in exchange for the issuance by the Company to the Next Holding shareholders of Company Common Stock.

On September 25, 2024, the Company and Mr. Farkas entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment”) to change the number of the Company’s Common Stock shares to be issued to the Next Holding shareholders by the Company in exchange for 100% of the shares of Next Holding to 100,000,000 shares of the Company’s Common Stock.

The Second Amendment also provided that in the event Next Holding completes the acquisition of STAT-EI, Inc. (“SEI”), prior to the closing, then 50,000,000 shares will vest on the closing date, and the remaining 50,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”). Next Holding completed the acquisition of SEI on January 19, 2024, and thus 50,000,000 vested on that closing date. The remaining 50,000,000 Restricted Shares are subject to vesting or forfeiture. 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Second Amended and Restated Exchange Agreement, as amended) and 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company either reaching annual revenues exceeding $100 million, the Company completing projects with deployment costs greater than $100 million, or the Company completing a capital raise greater than $25 million.

Prior to closing, the Company (i) increased the number of its authorized shares of Common Stock from 50,000,000 to 500,000,000, (ii) received stockholder approval, (iii) received third-party consents, and (iv) ensured compliance with the rules and regulations of The Nasdaq Stock Market.

On February 13, 2025, the closing of the transactions contemplated by the Second Amended and Restated Exchange Agreement, as amended, was completed. Pursuant to the terms of the Second Amended and Restated Exchange Agreement, as amended, the Company issued an aggregate of 100,000,000 shares of Common Stock in exchange for all of the issued and outstanding Common Stock of Next Holding, and Next Holding became a wholly owned subsidiary of the Company.

On February 13, 2025, the Company changed its name from EzFill Holdings, Inc. to NextNRG, Inc.

Our principal executive offices are located at 407 Lincoln Road, Ste 9F, Miami Beach, FL 33139, and our telephone number is (305) 786-NEXT. Our website address is nextnrg.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

Implications of Our Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company.

We have elected to avail ourselves of the extended transition period for implementing new or revised financial accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our offering of our shares of Common Stock in September 2021; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above

Available Information

We maintain our corporate website at www.nextnrg.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. Our SEC filings, including any amendments, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NXXT”. We file annual, quarterly, and current reports, proxy statements and other information with the SEC and are subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These filings are available to the public on the Internet on the SEC’s website at www.sec.gov.

Our principal business address is 407 Lincoln Road #9F, Miami Beach, FL 33139, and our telephone number is (305) 791-1169.

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THE OFFERING

Common Stock to be offered by the selling stockholder	Up to 112,946,708 shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms of the Initial Shares based on a 105% conversion premium, daily accrual of dividends at an annual rate of 12.5% compounded monthly for 3 years and an assumed conversion price per share of $0.135, which is the Floor Price of the Initial Shares.

Common Stock outstanding prior to this offering (1)	168,133,448 shares of Common Stock as of August 21, 2026

Use of proceeds	We will not receive any proceeds from the sale of the Conversion Shares being registered for resale hereby for the benefit of the selling stockholder. We have, however, received an aggregate of approximately $7.2 million in gross proceeds from the sale of the Initial Shares, after giving effect to the cancellation of the Note.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NXXT.”

The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 168,133,448 shares of Common Stock outstanding as of the date of this prospectus, and excludes:

●	1,000,000 Initial Shares of preferred stock;
●	shares of Common Stock issuable upon conversion or otherwise pursuant to the terms of the Series C Preferred Stock issuable pursuant to the Purchase Agreement; and
●	8,160,000 shares of Common Stock issuable upon the exercise, settlement or conversion of outstanding or reserved equity awards, warrants, convertible notes and other securities, if any.

Unless otherwise indicated, this prospectus reflects and assumes no issuance, exercise, vesting, settlement or conversion of the outstanding or reserved securities described above.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained or incorporated by reference in this prospectus before deciding whether to invest in our securities, including the risks and uncertainties described below and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q. Our business, financial condition, results of operations and future prospects may be adversely affected as a result of such risks. In such an event, the market price of our Common Stock could decline, and you could lose part or all of your investment.

Risks Relating to Ownership of Our Securities

We will require substantial additional capital to support our operations and growth plans, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

Revenues generated from our operations are not presently sufficient to sustain our operations, and our current liabilities substantially exceeded our current assets as of June 30, 2026. Therefore, we will need to raise additional capital in the future to continue our operations.

On August 13, 2026, we completed the Initial Closing, at which we issued 1,000,000 shares of Series C Preferred Stock for an aggregate purchase price of $9.2 million. A portion of the purchase price was paid through the surrender and cancellation of the Note. The Purchase Agreement permits additional closings subject to specified conditions, at which we may issue up to 2,000,000 shares of Series C Preferred Stock for an aggregate purchase price of $18.0 million. The Purchase Agreement does not assure that any additional closing occur or that we will receive any portion of that additional purchase price. Accordingly, the potential additional $18.0 million is not committed liquidity. Based on cash on hand of $4,481,795 as of August 21, 2026, including the proceeds from the Initial Closing, we currently anticipate that our principal source of liquidity will be sufficient to fund our activities through December 1, 2026. If additional closings do not occur or are delayed, we may need to obtain alternative financing sooner than expected, and any such financing may be unavailable or available only on unfavorable terms, which could require us to curtail our operations.

There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We will be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets and our history of losses, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to curtail or cease operations.

The sale of a substantial amount of our Common Stock, including the resale of the Conversion Shares offered by the selling stockholder, could adversely affect the prevailing market price of our Common Stock.

This prospectus covers the resale of up to 112,946,708 shares of our Common Stock issuable upon the conversion or otherwise pursuant to the terms of the Initial Shares. Sales of substantial amounts of our Common Stock, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. We cannot predict if and when the selling stockholder may sell the Conversion Shares in the public market.

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The conversion of the Series C Preferred Stock, including payment of dividends in shares of Common Stock, could substantially dilute existing stockholders and adversely affect the market price of our Common Stock.

The Series C Preferred Stock may be converted at the holder’s option at any time, and the Conversion Amount includes the $10.00 Stated Value, accrued and unpaid dividends and other unpaid amounts. Dividends may be paid in shares of Common Stock, and the number of shares issued may be substantial relative to our current capitalization. Based on the assumptions described in this prospectus, the registration statement covers 112,946,708 shares of Common Stock issuable upon the conversion of or otherwise pursuant to the terms of the Initial Shares; the actual number of shares issued upon the conversion or otherwise of the Initial Shares may be more or less depending on the timing of conversion, accrued dividends, the applicable Conversion Price and other terms of the Series C Preferred Stock. This registration statement covers only the Conversion Shares issuable upon the conversion or otherwise pursuant to the terms of the Initial Shares.

The Floor Price, alternate conversion feature and full-ratchet anti-dilution protection could increase the number of shares issued upon the conversion of the Series C Preferred Stock.

The Certificate of Designation provides for an alternate conversion feature permits conversion of the shares of Series C Preferred Stock at the lower of the applicable Conversion Price and the greater of the Floor Price and 95% (or 80% upon the occurrence of certain events set forth in the Certificate of Designation) of the lowest daily VWAP (as defined in the Certificate of Designation) during the 15 Trading Days immediately preceding conversion. This method of conversion could increase the number of shares issuable upon the conversion of the shares of Series C Preferred Stock and accelerate dilution and put downward pressure on the market price of our Common Stock. The Conversion Price is also subject to full-ratchet anti-dilution adjustments for certain issuances of our securities at prices lower than the then applicable conversion price. These provisions may result in the issuance of more shares than would be available through the conversion of the Series C Preferred Stock at the initial conversion price per share of $0.75.

The Series C Preferred Stock ranks senior to our Common Stock and existing preferred stock and may require significant cash payments.

The Series C Preferred Stock ranks senior to the Common Stock, Series A Preferred Stock and Series B Preferred Stock with respect to dividends, distributions and payments upon liquidation, dissolution and winding up. It accrues mandatory dividends at an annual rate of 12.5% of the aggregate Stated Value on a daily basis with monthly compounding, payable monthly in arrears in cash or shares of Common Stock. Cash dividends could reduce our liquidity, while dividends paid in Common Stock could increase dilution. after a Mandatory Redemption Event, dividends may not be paid in Common Stock. After the two-year anniversary of the Original Issue Date, a holder may require cash redemption at the greater of the Conversion Amount or the applicable Conversion Rate multiplied by the greatest closing sale price during the specified period. Upon specified Mandatory Redemption Events, including failure to pay dividends, material breaches, bankruptcy, certain registration failures and failure to obtain stockholder approval, a holder may require redemption at 125% of the Stated Value plus accrued dividends and other amounts owed. These compounding dividend and redemption obligations could require significant cash payments when our revenues are insufficient to sustain operations, could force us to divert cash from operations or seek additional financing on unfavorable terms, and could intensify the risk that we will be unable to continue as a going concern..

Failure to obtain required effective stockholder approval for Nasdaq purposes could trigger mandatory redemption.

Under the Purchase Agreement and the Certificate of Designation, we are required to obtain and maintain the required stockholder approval and satisfy applicable Nasdaq Listing Rule 5635(d) requirements for the issuance of the Conversion Shares. Until the required stockholder approval is effective, issuance of Common Stock upon conversion of the Series C Preferred Stock remains subject to the Exchange Cap. If we fail to obtain or maintain the required stockholder approval or otherwise fail to satisfy applicable Nasdaq requirements, we may be unable to issue the Conversion Shares as contemplated, and the resulting circumstances could constitute a Mandatory Redemption Event. In that event, a holder may require us to redeem the Series C Preferred Stock at 125% of the Stated Value plus accrued dividends and other amounts owed, which could require cash that we do not have and materially impair our liquidity and ability to continue as a going concern.

Future sales of our Common Stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of Common Stock or other types of our securities in subsequent public or private offerings. We cannot predict the size or terms of future issuances of our securities or the effect, if any, that future sales and issuances of our securities will have on the market price of our Common Stock. Sales of substantial amounts of our securities, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock. In addition, these sales may be dilutive to existing stockholders.

A significant percentage of the Company’s Common Stock is held by a small number of shareholders.

Our Chief Executive Officer and Executive Chairman controls approximately 45.5% of our outstanding Common Stock as of August 24, 2026, and our officers and directors collectively own approximately 54% of our outstanding Common Stock. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. The conversion of the Series C Preferred Stock and other convertible securities, and the sale of a large number of shares of our Common Stock, or the perception that these conversions or sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “expect,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar conditional expressions. The forward-looking statements in this prospectus or the documents incorporated herein by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under Item 1A “Risk Factors” contained herein and in our most recently filed Annual Report on Form 10-K/A.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

The net proceeds from any disposition of the Conversion Shares will be received by the selling stockholder. We will not receive any proceeds from any sale of the Conversion Shares pursuant this prospectus. We have, however, received an aggregate of approximately $7.2 million in gross proceeds from the sale of the Initial Shares after given effect to the surrender and cancellation of the Note.

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DIVIDEND POLICY

We have not paid any dividends on our Common Stock since inception and we currently expect that, in the foreseeable future, all earnings, if any, will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our earnings, if any, operating results, financial condition and capital requirements, general business conditions and other pertinent facts. The Series C Preferred Stock, however, accrues mandatory dividends at an annual rate of 12.5% of the aggregate Stated Value on a daily basis, compounding monthly and payable monthly in arrears in cash or shares of Common Stock.

AUGUST 2026 SERIES C PREFERRED STOCK PRIVATE PLACEMENT

On August 13, 2026, the Company entered into the Purchase Agreement pursuant to which the Company agreed to issue and sell to the selling stockholder up to 3,000,000 shares of Series C Preferred Stock for an aggregate purchase price of up to $27.2 million. The shares of Series C Preferred Stock are convertible into shares of Common Stock, pursuant to the terms of the Certificate of Designation. On August 13, 2026, following the designation and approval of the Company’s Board of Directors, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights and Preferences of the Series C Preferred Stock (the “Original Certificate of Designation”), which was subsequently corrected by the filing with the Secretary of State of the State of Delaware of a Certificate of Correction on August 14, 2026 (the “Certificate of Correction”, and together with the Original Certificate of Designation, the “Certificate of Designation”). On August 13, 2026, at the Initial Closing, the Company issued and sold to the selling stockholder the Initial Shares for an aggregate purchase price of $9.2 million. A portion of the purchase price was paid by the selling stockholder by surrendering and delivering to the Company the Note. Upon surrendering the Note, the Note was cancelled.

The Purchase Agreement provides for additional closings (“Additional Closings”) at which the Company may issue up to an aggregate of 2,000,000 shares of Series C Preferred Stock (the “Additional Shares”) to the selling stockholder, subject to the terms and conditions of the Purchase Agreement. The Additional Closings may be initiated by either the Company or the selling stockholder, subject to certain conditions (including minimum trading volume and price thresholds, receipt of stockholder approval for the issuance of the applicable Conversion Shares, the effectiveness of a registration statement for the resale of the Conversion Shares and other conditions specified in the Purchase Agreement ). The selling stockholder’s and the Company’s right to effect Additional Closings terminates on the two (2) year anniversary of the date of the Initial Closing.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the selling stockholder. Pursuant to the Purchase Agreement, the Company agreed that until the later of (i) the date no shares of Series C Preferred Stock remain outstanding and two (2) years from the date of the Initial Closing (the “Covenant Period”), it will not, without the prior written consent of the selling stockholder, issue any shares of Series C Preferred Stock other than to the selling stockholder as contemplated in the Purchase Agreement and shall not issue any other securities that would cause a breach or default under the Purchase Agreement or the Certificate of Designation. The Company also agreed that from each closing date until the 20th trading day following the effectiveness of a registration statement registering the resale of the Conversion Shares issuable upon the conversion of or otherwise pursuant to the terms of the shares of Series C Preferred Stock issued in such closing, that it will not effect or enter into an agreement to effect any equity security or any equity-linked or related security, any debt, any preferred shares or any purchase rights (each a “Subsequent Placement”), subject to certain exceptions. The Company also agreed that during the Covenant Period, neither it nor any of its subsidiaries shall effect any Variable Rate Transaction (as defined in the Purchase Agreement). The Company also granted to the Investor a participation right in any Subsequent Placement until the later of (i) the one-year anniversary of the date of the Purchase Agreement, and (ii) the last closing date under the Purchase Agreement.

The Series C Preferred Stock have a par value of $0.0001 per share and a stated value of $10.00 per share (the “Stated Value”). Each share of Series C Preferred Stock accrues dividends on a daily basis and pays a mandatory dividend at an annual rate of 12.5% of the aggregate Stated Value, payable monthly in arrears in either cash or shares of Common Stock on the first calendar day of each calendar month.

Each share of Series C Preferred Stock is convertible at any time at the option of the holder into shares of Common Stock at a conversion rate determined by dividing the Conversion Amount (the sum of the Stated Value, accrued and unpaid dividends, and other unpaid amounts) multiplied by 105% by the conversion price. The initial conversion price for shares issued at the Initial Closing is $0.75 per share. The Series C Preferred Stock is also subject to an alternate conversion at a price equal to the lower of the conversion price and the greater of the Floor Price and 95% of the lowest daily VWAP during the fifteen (15) consecutive trading day period ending immediately preceding the conversion. At any time after the two (2) year anniversary of the Original Issue Date, each holder has the right to require the Company to redeem all or any portion of the holder’s Series C Preferred Stock at a price equal to the greater of (i) the Conversion Amount as of the redemption date and (ii) the product of the conversion rate multiplied by the greatest closing sale price during the period from the redemption notice date through the payment date. Additionally, upon certain mandatory redemption events (including failure to pay dividends, material breach of the transaction documents, bankruptcy, and certain other events), holders may require the Company to redeem their shares at 125% of the Stated Value plus accrued dividends and other amounts owed.

In connection with the Purchase Agreement, we received a written consent by the holders of a majority of the Company’s outstanding capital stock entitled to vote (the “Majority Stockholders”) approving the issuance of Conversion Shares issuable upon the conversion of or otherwise pursuant to the terms of all Series C Preferred Shares issuable pursuant to the Purchase Agreement in compliance with Nasdaq Listing Rule 5635(c), however, we have only filed an Information Statement on Schedule 14C for the issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the terms of the Initial Shares. Because the Purchase Agreement provides for additional closings of up to an aggregate of 2,000,000 Series C Preferred Shares, subject to the satisfaction or waiver of certain conditions, if additional Series C Preferred Shares are issued at additional closings, the issuance of Conversion Shares upon the conversion or otherwise pursuant to the terms of such Series C Preferred Shares will require the filing of additional Information Statements on Schedule 14C to make the approval of the Majority Stockholders under Nasdaq Listing Rule 5635(c) for such additional closings effective. The Company expects to file a similar information statement with respect to any additional closing, at such time.

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In connection with the Purchase Agreement, we entered into a Registration Rights Agreement dated August 13, 2026 (the “Registration Rights Agreement”). The Registration Rights Agreement requires us to file an initial registration statement covering the Registrable Securities (as defined in the Registration Rights Agreement) no later than August 23, 2026 (the tenth calendar day after the Initial Closing Date) and to use our best efforts to cause it to become effective by the earlier of (i) the third Business Day after the SEC notifies us that it will not review the registration statement or will not review it further and (ii) September 12, 2026 (the thirtieth calendar day after the Initial Closing Date), or, if the SEC reviews the registration statement, October 12, 2026 (the sixtieth calendar day after the Initial Closing Date). The Registration Rights Agreement provides that if the Company fails to file such registration statement or cause it to become effective by the applicable deadline, or if the registration statement ceases to be effective or available for use, the Company will be required to pay the Investor liquidated damages equal to 1.5% of the Investor’s aggregate stated value of the Series C Preferred Stock on the date of such failure and on every thirty (30) day anniversary thereafter until cured.

SELLING STOCKHOLDER

The Conversion Shares being offered by the selling stockholder are issuable upon the conversion or otherwise pursuant to the terms of the 1,000,000 Initial Shares issued to the selling stockholder under the Purchase Agreement at the Initial Closing. For additional information regarding the issuance of the Initial Shares, see “August 2026 Series C Preferred Stock Private Placement” above. Except for the ownership of the Series C Preferred Stock and the transactions described in this prospectus, including the transaction contemplated by the Note Purchase Agreement, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding beneficial ownership, as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. The applicable percentage ownership is based on 168,133,448 shares of Common Stock outstanding as of August 21, 2026. The second and third columns list the number and percentage of shares of Common Stock beneficially owned by the selling stockholder before the offering, based on information provided by the selling stockholder as of August 21, 2026, assuming the conversion of the Series C Preferred Stock held by the selling stockholder only to the extent permitted by applicable beneficial ownership and other conversion limitations. The fourth column lists the 112,946,708 shares of Common Stock offered by this prospectus. The fifth and sixth columns list the number and percentage of shares of Common Stock beneficially owned by the selling stockholder after the offering, assuming the sale of all 112,946,708 offered shares. The 112,946,708 Conversion Shares being registered for resale by the selling stockholder are based on a 105% conversion premium, daily accrual of dividends at an annual rate of 12.5% compounded monthly for three years and an assumed conversion price per share of $0.135, which is the Floor Price of the Initial Shares, without regard to beneficial ownership or any other conversion limitation. Because the Conversion Price, accrued dividends and other unpaid amounts may vary, the actual number of shares issuable upon the conversion or otherwise pursuant to the terms of the Initial Shares may be more or less than 112,946,708. The selling stockholder may sell all, some or none of the shares offered hereby. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
NX Energy SPV LLC(1)	8,830,501	4.99	%(2)	112,946,708	0	0%

(1)	NX Energy SPV LLC (“NX Energy”) is managed by ATW Partners Opportunities Management LLC (the “Adviser”). Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser (the “Managing Members”). NX Energy, the Adviser and the Managing Members may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by NX Energy and each of NX Energy, the Adviser and the Managing Members disclaim beneficial ownership of the Company’s securities reported herein, except to the extent of their pecuniary interest therein. The business address of each of the foregoing entities and individuals is c/o ATW Partners Opportunities Management LLC, ONE PENN, 1 Pennsylvania Plaza, Suite 4810, New York, New York 10119.
(2)	Represents 8,830,501 shares of Common Stock issuable to NX Energy, upon the conversion or otherwise pursuant to the terms of the Initial Shares pursuant to the Certificate of Designation as of August 20, 2026, based on an assumed conversion price of $0.135 after giving effect to the 4.99% beneficial ownership limitation in the Certificate of Designation.

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PLAN OF DISTRIBUTION

The selling stockholder (the “Selling Stockholder”) and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Conversion Shares covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Conversion Shares are traded or in private transactions. These sales may be at fixed or negotiated prices, at prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the Conversion Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Conversion Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	through broker-dealers that agree with the Selling Stockholder to sell a specified number of Conversion Shares at a stipulated price per share;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell Conversion Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. The Selling Stockholder may transfer, donate, loan or pledge the Conversion Shares or the Series C Preferred Stock in other circumstances, in which case the transferees, donees, pledgees or other successors-in-interest may be named as selling stockholders by amendment or supplement to this prospectus, as required.

If the Selling Stockholder effects transactions through underwriters, broker-dealers or agents, those parties may receive discounts, concessions or commissions from the Selling Stockholder or purchasers. Broker-dealers may agree with the Selling Stockholder to sell a specified number of Conversion Shares at a stipulated price per share. Any commissions or discounts will be negotiated and, except as set forth in a prospectus supplement, in an agency transaction will not exceed customary brokerage commissions consistent with FINRA Rule 2121; in a principal transaction, any markup or markdown will comply with FINRA Rule 2121.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the Conversion Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions paid, or discounts or concessions allowed, to such broker-dealers may be deemed underwriting commissions or discounts. The Selling Stockholder may enter into hedging transactions with broker-dealers, who may engage in short sales of the Conversion Shares, and the Selling Stockholder may sell Conversion Shares short and deliver shares covered by this prospectus to close out short positions, in each case after the date the Registration Statement is declared effective.

We will pay all expenses incident to our obligation to register the Conversion Shares, including SEC filing fees and expenses of compliance with applicable state securities laws; the Selling Stockholder will pay underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including certain liabilities under the Securities Act, in accordance with the Registration Rights Agreement, and the Selling Stockholder will indemnify us for certain liabilities arising from information furnished by it for use in this prospectus, in each case as provided in that agreement.

We have agreed to keep the Registration Statement effective, and the prospectus available for use, until the earlier of (i) the date on which all Registrable Securities may be resold by the Selling Stockholder without restriction pursuant to Rule 144, including without volume limitations and without the need for current public information, or (ii) the date on which all of the Conversion Shares covered by the Registration Statement have been sold pursuant to this prospectus or Rule 144. There can be no assurance that the Selling Stockholder will sell any or all of the Conversion Shares.

The Selling Stockholder and any other person participating in the distribution of the Conversion Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales and may restrict market-making activities. At the time a particular offering of Conversion Shares is made, a prospectus supplement, if required, will set forth the number of Conversion Shares offered and the terms of the offering, including the names of any broker-dealers or agents and any discounts, commissions or other compensation. Under the securities laws of some states, the Conversion Shares may be sold in those states only through registered or licensed brokers or dealers, and the Conversion Shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or before the time of sale, including by compliance with Rule 172.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of the Series C Preferred Stock and certain provisions of our amended and restated certificate of incorporation, as amended (the “Charter”), our amended and restated bylaws (the “Bylaws”), and the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Non-Voting Preferred Stock, as corrected by the Certificate of Correction (collectively, the “Series C Certificate of Designation”). Except for the Series C Preferred Stock described below, we incorporate by reference the description of our Common Stock and other existing capital stock, including the Series A Preferred Stock and Series B Preferred Stock, and related information regarding the Charter, the Bylaws, anti-takeover and choice-of-forum provisions, exchange listing and transfer agent, contained in our filed Exchange Act reports, including the description of our Common Stock in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any subsequent Exchange Act reports that update or supersede that information, as described under “Incorporation by Reference.” This summary does not purport to be complete and is qualified in its entirety by the Charter, the Bylaws, the Series C Certificate of Designation and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The Conversion Shares covered by this prospectus are shares of Common Stock issuable upon conversion or otherwise pursuant to the terms of the 1,000,000 Initial Shares, and the Registration Statement registers up to 112,946,708 Conversion Shares based on the assumptions described elsewhere in this prospectus.

Series C Convertible Non-Voting Preferred Stock

The Series C Certificate of Designation authorizes up to 3,000,000 shares of Series C Convertible Non-Voting Preferred Stock, par value $0.0001 per share, each with a stated value of $10.00. The Series C Preferred Stock is non-voting except for consent rights on specified adverse amendments and charter actions, which require the affirmative vote of a majority of the then-outstanding Series C Preferred Stock. This prospectus covers only the 1,000,000 Initial Shares issued at the Initial Closing on August 13, 2026 and up to 112,946,708 Conversion Shares issuable upon conversion or otherwise pursuant to the terms of the Initial Shares; no shares issuable upon any Additional Closing are registered hereby.

Each share of Series C Preferred Stock accrues mandatory dividends at an annual rate of 12.5% of the aggregate Stated Value on a daily basis, with monthly compounding, payable monthly in arrears in cash or shares of Common Stock. From and after a Mandatory Redemption Event, dividends may not be paid in shares of Common Stock.

Each share of Series C Preferred Stock is convertible at the holder’s option into Common Stock at a rate equal to 105% of the Conversion Amount divided by the applicable Conversion Price. The initial Conversion Price for the Initial Shares issued on August 13, 2026 is $0.75 per share. For shares issued at Additional Closings, the Conversion Price is the greater of the Floor Price and 150% of the lower of the immediately preceding closing price and the average closing price for the preceding five Trading Days.

The Floor Price is the greater of $0.135 and the Nasdaq Floor Price, which is $0.0575, and therefore the Floor Price used for the Required Registration Amount is $0.135. An alternate conversion may be made at the lower of the applicable Conversion Price and the greater of the Floor Price and 95% of the lowest daily VWAP during the 15 Trading Days immediately preceding conversion; after a Trigger Event, the 95% reference becomes 80%. The Beneficial Ownership Limitation is 4.99%, or 9.99% if elected by a holder before issuance, and the issuance of the Conversion Shares remains subject to the Exchange Cap until the required stockholder approval is effective. For purposes of calculating the Required Registration Amount, we have disregarded the Beneficial Ownership Limitation, Exchange Cap and all other conversion limitations.

The Conversion Price is subject to full-ratchet anti-dilution adjustment for specified lower-priced issuances, subject to excluded securities. The Series C Preferred Stock ranks senior to the Common Stock, Series A Preferred Stock and Series B Preferred Stock with respect to dividends, distributions and payments upon liquidation, dissolution and winding up. Upon a liquidation, holders are entitled to the greater of the Stated Value plus unpaid dividends or the amount payable on an as-converted basis, with the as-converted amount paid pari passu with holders of Common Stock, subject to the Certificate of Designation.

After the two-year anniversary of the Original Issue Date, a holder may require cash redemption at the greater of the Conversion Amount or the applicable Conversion Rate multiplied by the greatest closing sale price during the specified period. Upon specified Mandatory Redemption Events, including failures to pay, material breaches, bankruptcy, certain registration failures and failure to obtain stockholder approval, a holder may require redemption at 125% of the Stated Value plus accrued dividends and other amounts owed.

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LEGAL MATTERS

Certain legal matters relating to the legality of the securities offered hereby have been passed upon for us by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, mezzanine equity and changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes, have been audited by M&K CPAS, PLLC, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 16, 2026, and Amendment No. 1 to that report on Form 10-K/A filed with the SEC on May 11, 2026;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026;
●	Our Current Reports on Form 8-K filed with the SEC on January 2, 2026, January 5, 2026, January 23, 2026, January 26, 2026, February 2, 2026, February 13, 2026, February 23, 2026, March 13, 2026, March 20, 2026, April 10, 2026, April 23, 2026, May 1, 2026, May 28, 2026, June 18, 2026, July 7, 2026, July 29, 2026, and August 17, 2026 (other than any portions thereof deemed furnished and not filed); and
●	The description of our Common Stock contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 16, 2026, including any amendment or report filed for purposes of updating that description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at NextNRG, Inc., 407 Lincoln Road #9F, Miami Beach, FL 33139. Our telephone number is (305) 791-1169. You may also find these documents in the “Investors” section of our website, www.nextnrg.com. The information on our website is not incorporated into this prospectus.

14

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC regional offices, public reference facilities and on the website of the SEC referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.nextnrg.com, other than as specifically incorporated by reference in this prospectus, is not part of this prospectus.

15

112,946,708 Shares of Common Stock

PRELIMINARY PROSPECTUS

          , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by us. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee	$3,607.02
Accountant’s fees and expenses	3,500.00
Legal fees and expenses	90,000.00
Total expenses	$97,107.02

Item 14. Indemnification of Directors and Officers.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation, as amended and restated, limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, subject to the provisions of the DGCL contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

II-1

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, the Registrant has sold the following securities that were not registered under the Securities Act:

On June 24, 2024, the Company issued a promissory note (the “June 24 Note”) to NextNRG Holding Corp. (“NextNRG”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its Common Stock to NextNRG as commitment fee shares for the June 24 Note.

On July 5, 2024, the Company issued a promissory note (the “July 5 Note”) to NextNRG for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its Common Stock to NextNRG as commitment fee shares for the July 5 Note.

On July 10, 2024, the Company issued a promissory note (the “July 10 Note”) to NextNRG for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its Common Stock to NextNRG as commitment fee shares for the July 10 Note.

On July 22, 2024, the Company issued a promissory note (the “July 22 Note”) to NextNRG for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its Common Stock to NextNRG as commitment fee shares for the July 22 Note.

On August 6, 2024, the Company issued a promissory note (the “August 6 Note”) to NextNRG for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 53,500 shares of its Common Stock to NextNRG as commitment fee shares for the August 6 Note.

On August 14, 2024, the Company issued a promissory note (the “August 14 Note”) to NextNRG for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 53,500 shares of its Common Stock to NextNRG as commitment fee shares for the August 14 Note.

On August 16, 2024, the Company entered into a Stock Purchase Agreement with NextNRG pursuant to which the Company issued 140,000 shares of Series B Convertible Preferred Stock of the Company for a purchase price of $10.00 per Share, and a resulting total purchase price of $1,400,000.

On August 16, 2024, the Company entered into an Exchange Agreement (the “Next Exchange Agreement”) by and between the Company and NextNRG. Pursuant to the terms and conditions of the Next Exchange Agreement, certain promissory notes of the Company issued to NextNRG (as set forth in the Next Exchange Agreement) were exchanged and converted into 3,525,341 shares of Common Stock of the Company, par value $0.0001 per share.

On August 16, 2024, the Company entered into an Exchange Agreement (the “AJB Exchange Agreement”) by and between the Company and AJB Capital Investments LLC, a Delaware limited liability company (“AJB”). Pursuant to the terms and conditions of the AJB Exchange Agreement, certain promissory notes of the Company issued to AJB (as set forth in the AJB Exchange Agreement) were exchanged and converted into 363,000 shares of Series A Preferred Stock of the Company.

On December 2, 2024, the Company and NextNRG entered into a promissory note (the “December 2 Note”) for the sum of $715,000 to be used for the Company’s working capital needs. The December 2 Note has an original issue discount (“OID”) equal to $65,000. The unpaid principal balance of the December 2 Note has a fixed rate of interest of 8% per annum. Unless the December 2 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 2 Note, along with accrued interest, will be due and payable in full on December 2, 2025. If the Company defaults on the December 2 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 2 Note into fully paid and non-assessable shares of the Company’s Common Stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70. Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 2 Note. The Company and NextNRG have agreed that the total cumulative number of Common Stock issued to NextNRG under the December 2 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue Common Stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 2 Note must be repaid in cash at the request of NextNRG. The December 2 Note contains a protection for NextNRG in the event the Company effectuates a split of its Common Stock. In the event of a stock split, if the December 2 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 2 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

On December 3, 2024, the Company and NextNRG entered into a promissory note (the “December 3 Note”) for the sum of $275,000 to be used for the Company’s working capital needs. The December 3 Note has an original issue discount (“OID”) equal to $25,000. The unpaid principal balance of the December 3 Note has a fixed rate of interest of 8% per annum. Unless the December 3 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 3 Note, along with accrued interest, will be due and payable in full on December 3, 2025. If the Company defaults on the December 3 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 3 Note into fully paid and non-assessable shares of the Company’s Common Stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70. Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 3 Note. The Company and Next have agreed that the total cumulative number of Common Stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue Common Stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 3 Note must be repaid in cash at the request of Next. The December 3 Note contains a protection for Next in the event the Company effectuates a split of its Common Stock. In the event of a stock split, if the December 3 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 3 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

II-2

On December 17, 2024, the Company and NextNRG entered into a promissory note (the “December 17 Note”) for the sum of $580,000 to be used for the Company’s working capital needs. The unpaid principal balance of the December 17 Note has a fixed rate of interest of 8% per annum. Unless the December 17 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 17 Note, along with accrued interest, will be due and payable in full on December 17, 2025. As part of the promissory note, the parties acknowledged that $379,755.39 of the Loan was sent directly to a third party as a down payment for the purchase of equipment. If the Company defaults on the December 17 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 17 Note into fully paid and non-assessable shares of the Company’s Common Stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70. Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 17 Note. The Company and NextNRG have agreed that the total cumulative number of Common Stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue Common Stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 17 Note must be repaid in cash at the request of Next. The December 17 Note contains a protection for NextNRG in the event the Company effectuates a split of its Common Stock. In the event of a stock split, if the December 17 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 17 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

On February 13, 2025, the Company issued 100,000,000 Exchange Shares, 50,000,000 of which vested as of February 13, 2025 (the date of the Next Closing), and 50,000,000 of which were subject to vesting or forfeiture.

On February 13, 2025, immediately prior to the consummation of the common control merger, the Company effectuated a non-cash distribution of 1,400,000 shares of Series B convertible preferred stock to its Chief Executive Officer, a related party. The transaction was executed in fulfillment of a previously established arrangement between the CEO and NextNRG LLC, a wholly owned subsidiary of the Company and former holder of the Series B shares. Under this arrangement, the CEO had advanced personal funds to NextNRG LLC to facilitate the original acquisition of the shares on behalf of the Company.

On February 18, 2025, the Company sold 5,000,000 shares of Common Stock for gross proceeds of $15,000,000 ($3/share). In connection with this offering, the Company paid direct offering costs of $1,538,914, resulting in net proceeds of $13,461,086. Additionally, the Company granted the underwriter the option to purchase up to 750,000 additional over-allotment shares of Common Stock at $3/share, for a period of 45 days (through March 3, 2025). In connection with this option, the Company issued an additional 75,378 shares of Common Stock for gross proceeds of $226,134 ($3/share). In connection with this offering, the Company paid direct offering costs of $18,091, resulting in net proceeds of $208,043.

On July 11, 2025, the Company and a third party lender entered into a Stock Purchase Agreement, pursuant to which the Company issued 1,081,395 restricted shares of its Common Stock to the lender at a price of $2.15 per share, payable by the lender, absolving the Company of its liability of $2,325,000 owed to the lender under their agreement dated March 24, 2025.

On September 18, 2025, the Company approved the issuance of 1,000,000 restricted shares of its Common Stock to its Chief Executive Officer and Executive Chairman, Michael D. Farkas, in connection with the conversion of $1,670,000 of related party indebtedness pursuant to a Stock Purchase Agreement. The shares are to be issued at a conversion price of $1.67 per share. The issuance was conducted as a private transaction and was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. No underwriters were engaged in the transaction, and no underwriting discounts or commissions were paid.

In accordance with the terms of the Company’s Series A and B convertible preferred stock, the Company is required to accrue dividends on a quarterly basis. Similar to the Series A and B convertible preferred stock, dividends are accrued using a fixed conversion price. At December 31, 2024, the Company had accrued dividends totaling $258,271. In the nine months ended September 30, 2025, the Company issued 93,576 shares of Common Stock to settle the outstanding dividends due.

In the year ended December 31, 2025, the Company issued 17,970,160 shares of Common Stock to consultants for services rendered, having a fair value of $42,589,563 ($1.37 - $3.21/share), based upon the quoted closing trading price.

In connection with the extension of a loan, the Company was required to pay a fee of $150,000 in Common Stock. The Company issued 41,437 shares of Common Stock ($3.62/share).

On January 20, 2026, the Company issued and sold 462,962 shares of Common Stock at a purchase price of $500,000, representing a price per share of $1.08 to a certain investor pursuant to a Stock Purchase Agreement.

On January 28, 2026, the Company issued and sold 368,421 shares of Common Stock at a purchase price of $350,000, representing a price per share of $0.95 to a certain investor pursuant to a Stock Purchase Agreement.

On January 29, 2026, the Company issued and sold 154,639 shares of the Common Stock at a purchase price of $150,000, representing a price per share of $0.97 to a certain investor pursuant to a Stock Purchase Agreement.

II-3

On February 12, 2026, the Company issued and sold 300,000 shares of Common Stock at a purchase price of $225,000, representing a price per share of $0.75 to a certain investor pursuant to a Stock Purchase Agreement.

On February 18, 2026, the Company issued and sold 133,333 shares of Common Stock at a purchase price of $100,000, representing a price per share of $0.75 to a certain investor pursuant to a Stock Purchase Agreement.

On March 11, 2026, the Company issued and sold 3,181,818 shares of the Common Stock at a purchase price of $1,750,000, representing a price per share of $0.55 to a certain investor pursuant to a Stock Purchase Agreement.

On April 1, 2026, the Company issued and sold a senior secured convertible promissory note in the principal amount of $1,724,444 for a purchase price of $1,552,000 pursuant to a Securities Purchase Agreement. The Company issued 243,300 shares of Common Stock at a price of $0.001 per share.

On April 17, 2026, the Company issued two secured promissory notes, each in the aggregate principal amount of $275,000 for a purchase price of $250,000 pursuant to a Securities Purchase Agreement. The Company also issued 50,000 shares per promissory note for a total of 100,000 shares issued in connection with the secured promissory notes referenced above.

On August 13, 2026, the Company issued and sold 1,000,000 shares of Series C Preferred Stock at a stated value of $10.00 per share to an institutional investor for an aggregate purchase price of $9.2 million pursuant to the Purchase Agreement. A portion of the purchase price was paid by the cancellation of the $2.0 million senior secured convertible promissory note issued to the investor on July 24, 2026. The Company also agreed, pursuant to the Purchase Agreement, to issue at multiple closings up to 2,000,00 in additional shares of Series C Preferred Stock to the institutional investor.

The issuances of the above securities were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index List below, which is incorporated by reference herein.

II-4

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 1, 2021.
3.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 1, 2021.
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on September 16, 2021.
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on June 18, 2024.
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation. (incorporated by reference to Exhibit 3.1 on Form 8-K filed July 25, 2024).
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 on Form 8-K filed February 18, 2025).
3.7	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of the Company, as filed on August 16, 2024, with the Department of State, Division of Corporations, of the State of Delaware. (incorporated by reference to Exhibit 10.4 on Form 8-K filed August 20, 2024).
3.8	Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of the Company, as filed on August 16, 2024 with the Department of State, Division of Corporations, of the State of Delaware. (incorporated by reference to Exhibit 10.5 on Form 8-K filed August 20, 2024).
3.9	Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of the Company, as filed on August 16, 2024, with the Department of State, Division of Corporations, of the State of Delaware. (incorporated by reference to Exhibit 10.6 on Form 8-K filed August 20, 2024).
3.10	Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of the Company, as filed on August 16, 2024, with the Department of State, Division of Corporations, of the State of Delaware (incorporated by reference to Exhibit 10.7 on Form 8-K filed August 20, 2024).
3.11	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of February 13, 2025 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on February 18, 2025).
3.12	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Non-Voting Preferred Stock, filed with the Delaware Secretary of State on August 13, 2026, as corrected by the Certificate of Correction filed on August 14, 2026 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 14, 2026).
3.13	Certificate of Correction of the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Non-Voting Preferred Stock, filed with the Delaware Secretary of State on August 14, 2026 (incorporated by reference to Exhibit 3.2 to Form 8-K filed on August 14, 2026).
4.1	Form of Representatives Warrant, incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
4.2	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form 10-K filed with the Securities and Exchange Commission on March 20, 2023).
4.3	Form of Representative’s Warrants (incorporated by reference to Exhibit 4.1 to Form 8-K filed on February 18, 2025).
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP.
10.1	Asset Purchase Agreement between Neighborhood Fuel, Inc. and Neighborhood Fuel Holdings, LLC, dated as of February 19, 2020, incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 1, 2021.
10.2	Asset Sale and Purchase Agreement between EzFill Fl, LLC and EzFill Holdings, Inc., dated as of April 9, 2019, incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 1, 2021.
10.3	Promissory Note, dated November 24, 2020, incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 1, 2021.

II-5

10.4	Promissory Note, dated June 25, 2021 issued to LH MA 2 LLC, incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.5	Promissory Note dated June 25, 2021 issued to the Farkas Group, Inc., incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.6	Promissory Note dated July 26, 2021 issued to LH MA 2 LLC, incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on August 17, 2021.
10.7	Promissory Note dated July 26, 2021 issued to the Farkas Group, Inc., incorporated by reference to Exhibit 10.14 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on August 17, 2021.
10.8	Promissory Note dated August 18, 2021 issued to the Farkas Group, Inc., incorporated by reference to Exhibit 10.15 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on August 20, 2021.
10.9	Promissory Note dated August 19, 2021 issued to Hutton Capital Management, incorporated by reference to Exhibit 10.16 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on August 20, 2021.
10.10	Securities-Based Line of Credit, Promissory Note, Security, Pledge and Guaranty Agreement, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2021.
10.11†	Employment Agreement between EzFill Holdings, Inc. and Richard Dery. Incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 1, 2021.
10.12†	Stock Incentive Plan incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 1, 2021.
10.13	Technology License Agreement between Fuel Butler, LLC and EzFill Holdings, Inc. incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 1, 2021.
10.14	Securities-Based Line of Credit, Promissory Note, Security Pledge and Guaranty Agreement incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2021.
10.15	Separation Agreement and Release incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2022.
10.16†	Non Independent Board Member Letter Agreement incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2022.
10.17	Asset Purchase and Fuel Supply Agreement dated March 2, 2022 incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2022.
10.18†	EZFill Holdings, Inc. 2022 Equity Incentive Plan (incorporated by reference to 8-K filed June 7, 2022)
10.19	Material Services Agreement between South Florida Motorsports, LLC and EzFill Holdings, Inc. (incorporated by reference to 8-K filed January 25, 2023)
10.20	Consulting Agreement by and between EzFill Holdings, Inc. and Lunar Project LLC dated January 27, 2023 (incorporated by reference to 8-K filed January 27, 2023)
10.21†	Form of Non-Qualified Stock Option Agreement (incorporated by reference to 8-K filed January 27, 2023)
10.22	Consulting Agreement between Mountain Views Strategy Ltd. And EzFill Holdings, Inc. (incorporated by reference to 8-K filed February 16, 2023)
10.23	Promissory Note between Farkas Group, Inc. and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 10, 2023)
10.24	Promissory Note in the principal amount of $1,500,000 dated April 19, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed April 21, 2023)
10.25	Securities Purchase Agreement, between EzFill Holdings, Inc. and AJB Capital Investments, LLC, dated April 19, 2023 (incorporated by reference to 8-K filed April 21, 2023)

II-6

10.26	Security Agreement between EzFill Holdings Inc., and AJB Capital Investments, LLC dated April 19, 2023 (incorporated by reference to 8-K filed April 21, 2023)
10.27†	Employment Agreement between Avishai Vaknin and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 25, 2023)
10.28	Services Agreement between Telx Computers Inc. and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 25, 2023)
10.29†	Employment Agreement between Yehuda Levy and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 25, 2023)
10.30	Amended and Restated Promissory Note dated May 17, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed May 18, 2023)
10.31	Amendment to the Securities Purchase Agreement dated May 17, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed May 18, 2023)
10.32	Amendment to Consulting Services Agreement dated May 15, 2023 between EzFill Holdings, Inc. and Mountain Views Strategy Ltd. (incorporated by reference to 8-K filed May 18, 2023)
10.33	Loan Agreement between Stripe, Inc. and EzFill Holdings, Inc. dated June 14, 2023 (incorporated by reference to 8-K filed June 20, 2023)
10.34	Promissory Note between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed July 11, 2023)
10.35	Promissory Note between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed August 3, 2023)
10.36	Amendment to the Securities Purchase Agreement dated August 3, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed August 4, 2023)
10.37	Promissory Note between EzFill Holdings, Inc. and NextNRG dated August 23, 2023 (incorporated by reference to 8-K filed August 24, 2023)
10.38	Promissory Note between EzFill Holdings, Inc. and NextNRG dated August 30, 2023 (incorporated by reference to 8-K filed September 6, 2023)
10.39	Promissory Note between EzFill Holdings, Inc. and NextNRG dated September 6, 2023 (incorporated by reference to 8-K filed September 7, 2023)
10.40	Promissory Note between EzFill Holdings, Inc. and NextNRG dated September 13, 2023 (incorporated by reference to 8-K filed September 15, 2023)
10.41	Amendment to the Securities Purchase Agreement dated September 18, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed September 21, 2023)
10.42	Securities Purchase Agreement effective October 25, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed November 3, 2023)
10.43	Promissory Note dated November 3, 2023 between EzFill Holdings, Inc. and NextNRG LLC (incorporated by reference to 8-K filed November 3, 2023)
10.44	Securities Purchase Agreement dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed October 18, 2023)
10.45	Promissory Note dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed October 18, 2023)
10.46	Second Amendment to the Security Agreement dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed October 18, 2023)
10.47	Amended and Restated Exchange Agreement dated November 2, 2023 by and among EzFill Holdings, Inc., all members of NextNRG and Michael Farkas, an individual, as the representative of the members of NextNRG (incorporated by reference to 8-K filed November 8, 2023)
10.48†	2023 Equity Incentive Plan (incorporated by reference to 8-K filed June 6, 2023)
10.49	Promissory Note, dated December 4, 2023 (incorporated by reference to 8-K filed December 6, 2023)
10.50	Promissory Note, dated December 13, 2023 (incorporated by reference to 8-K filed December 14, 2023)
10.51	Promissory Note, dated December 18, 2023 (incorporated by reference to 8-K filed December 18, 2023)
10.52	Promissory Note, dated December 20, 2023 (incorporated by reference to 8-K filed December 22, 2023)
10.53	Promissory Note, dated December 27, 2023 (incorporated by reference to 8-K filed December 27, 2023)
10.54	Promissory Note, dated January 5, 2024 (incorporated by reference to 8-K filed January 8, 2024)
10.55	Global Amendment 1 dated January 11, 2024 between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed January 17, 2024)
10.56	Global Amendment 2 dated January 11, 2024 between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed January 17, 2024)

II-7

10.57	Promissory Note dated January 16, 2024 between EzFill Holdings, Inc. and NextNRG. (incorporated by reference to 8-K filed January 17, 2024)
10.58	Global Amendment dated January 17, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed January 17, 2024)
10.59	Promissory Note, dated January 25, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed January 31, 2024)
10.60	Promissory Note, dated February 7, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed February 12, 2024)
10.61	Global Amendment dated February 19, 2024 between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed February 23, 2024)
10.62	Global Amendment dated February 19, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed February 23, 2024)
10.63	Promissory Note, dated February 20, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed February 23, 2024)
10.64	Promissory Note, dated February 28, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed March 6, 2024)
10.65	Promissory Note, dated March 8, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed March 14, 2024)
10.66	Promissory Note, dated March 15, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed March 18, 2024)
10.67	Promissory Note, dated March 26, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed March 28, 2024)
10.68	Promissory Note, dated April 2, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed April 9, 2024
10.69	Promissory Note, dated April 8, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed April 10, 2024)
10.70	Promissory Note, dated April 22, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed April 26, 2024)
10.71	Global Amendment dated May 9, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed May 15, 2024)
10.72	Promissory Note dated May 15, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.(incorporated by reference to 8-K filed May 21, 2024)
10.73	Promissory Note dated May 20, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.(incorporated by reference to 8-K filed May 21, 2024)
10.74	Letter agreement between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to 8-K filed May 29, 2024)
10.75	Promissory Note dated May 28, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.(incorporated by reference to 8-K filed June 3, 2024)
10.76	Promissory Note dated June 10, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.(incorporated by reference to 8-K filed June 14, 2024)
10.77	Second Amended and Restated Exchange Agreement (incorporated by reference to 8-K filed June 14, 2024)
10.78	Promissory Note dated June 24, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed June 28, 2024).
10.79	Promissory Note dated July 5, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed July 10, 2024).
10.80	Promissory Note dated July 10, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed July 15, 2024).
10.81	First Amendment dated July 22, 2024 to the Second Amended and Restated Exchange Agreement dated June 11, 2024 by and among EzFill Holdings, Inc. and Michael Farkas, an individual, as the representative of the shareholders of NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed July 25, 2024).
10.82	Promissory Note dated July 22, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.2 on Form 8-K filed July 25, 2024).
10.83	Promissory Note dated August 6, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed August 12, 2024).

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10.84	Promissory Note dated August 14, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed August 15, 2024).
10.85	Stock Purchase Agreement, by and between the Company and Next, dated as of August 16, 2024. (incorporated by reference to Exhibit 10.1 on Form 8-K filed August 20, 2024).
10.86	Exchange Agreement, by and between the Company and Next, dated as of August 16, 2024. (incorporated by reference to Exhibit 10.2 on Form 8-K filed August 20, 2024).
10.87	Exchange Agreement, by and between the Company and AJB, dated as of August 16, 2024. (incorporated by reference to Exhibit 10.3 on Form 8-K filed August 20, 2024).
10.88	Second Amendment dated September 25, 2024 to the Second Amended and Restated Exchange Agreement dated June 11, 2024, as amended July 10, 2024, by and among EzFill Holdings, Inc. and Michael Farkas, an individual, as the representative of the shareholders of NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed September 27, 2024).
10.89	Asset Purchase Agreement, dated November 18, 2024, by and between EzFill Holdings, Inc. and Yoshi, Inc. (previously filed)
10.90	Promissory Note dated December 2, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed December 5, 2024).
10.91	Promissory Note dated December 3, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.2 on Form 8-K filed December 5, 2024).
10.92	Letter of Understanding, dated as of December 12, 2024, by and between Shell Retail and Convenience Operations LLC d/b/a Shell TapUp and d/b/a/ Instafuel and EzFill Holdings, Inc. (incorporated by reference to Exhibit 10.1 on Form 8-K filed December 18, 2024).
10.93	Promissory Note dated December 17, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed December 18, 2024).
10.94	Mobile Fueling Vendor Agreement, dated as of December 14, 2024, by and between Amazon Logistics, Inc. and EzFill Holdings, Inc. (incorporated by reference to Exhibit 10.1 on Form 8-K filed December 19, 2024).
10.95	Promissory Note dated December 26, 2024 between EzFill Holdings, Inc. and Gad International Ltd. (incorporated by reference to Exhibit 10.1 on Form 8-K filed on January 2, 2025).
10.96	Promissory Note dated December 30, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.2 on Form 8-K filed on January 2, 2025).
10.97	Purchase and Sale Agreement, License for Entry, and Bill of Sale, dated December 27, 2024, by and between Shell Retail and Convenience Operations LLC d/b/a Shell TapUp and d/b/a/ Instafuel and EzFill Holdings, Inc. (incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 3, 2025).
10.98	Promissory Note, dated as of January 15, 2025, by and between EzFill Holdings, Inc. and Alcourt LLC (incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 21, 2025).
10.99	Amendment to Promissory Note, dated as of January 15, 2025, by and between EzFill Holdings, Inc. and Gad International Ltd. (incorporated by reference to Exhibit 10.2 to Form 8-K filed on January 21, 2025).
10.100	Fee Agreement dated as of March 25, 2025 by and between the registrant and Michael D. Farkas (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 28, 2025).
10.101	Sale of Future Receipts Agreement, dated March 24, 2025, by and between the registrant and Redstone Advance Inc. (incorporated by reference to Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 21, 2025).
10.102	Future Receivables Sale and Purchase Agreement, dated March 25, 2025, by and between the registrant and Funderzgroup LLC DBA Mr. Advance (incorporated by reference to Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 21, 2025).
10.103	Standard Merchant Cash Advance Agreement, dated as of March 31, 2025 between the registrant and Wynwood Capital Group LLC (incorporated by reference to Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 21, 2025).
10.104	Promissory Note issued on March 31, 2025 by the registrant in favor of Alcourt LLC (incorporated by reference to Exhibit 10.10 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 21, 2025).
10.105	Promissory Note, dated May 5, 2025 by and between NextNRG, Inc. and Michael D. Farkas (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2025).

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10.106	Promissory Note, dated May 9, 2025 by and between NextNRG, Inc. and Michael D. Farkas (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2025).
10.107	Promissory Note, dated May 19, 2025 by and between NextNRG, Inc. and Michael D. Farkas (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2025).
10.108	Promissory Note, dated May 19, 2025 by and between NextNRG, Inc. and Michael D. Farkas(incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2025).
10.109	Amendment to Promissory Note, dated May 21, 2025 by and between NextNRG, Inc. and Alcourt LLC (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2025).
10.110	Promissory Note, dated June 10, 2025, issued by the registrant in favor of Michael D. Farkas (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 13, 2025).
10.111	Master Lease Agreement, entered into on June 9, 2025 and dated as of May 29, 2025, between the registrant and Equify Financial, LLC (incorporated by reference to Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2025).
10.112	Equipment Lease Schedule No. 001 under the Master Lease, entered into on June 9, 2025, between the registrant and Equify Financial, LLC (incorporated by reference to Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2025).
10.113	Stock Purchase Agreement, dated as of June 20, 2025, between the registrant and Agile Capital Funding, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 20, 2025).
10.114	Form of Loan Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2025).
10.115	Form of Loan Agreement (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2025).
10.116	Form of Addendum to the Loan Agreement (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2025).
10.117	Form of Pledge Agreement (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2025).
10.118	Form of Escrow Agreement (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2025).
10.119	Amendment to Promissory Note, entered into on June 25, 2025 and dated as of June 23, 2025, by and between the registrant and Alcourt LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 1, 2025).
10.120	ATM Sales Agreement, by and among the Company and ThinkEquity LLC, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC, dated July 3, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2025).
10.121	Stock Purchase Agreement dated as of July 11, 2025 between NextNRG, Inc. and Lender (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 17, 2025).
10.122	Promissory Note dated July 15, 2025 between NextNRG, Inc. and Lender (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on July 17, 2025).
10.123	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2025).
10.124	Form of Notes (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2025).
10.125	Form of Warrants (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2025).
10.126	Form of Due Diligence Notes (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2025).
10.127	Form of Due Diligence Warrants (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2025).

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10.128	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2025).
10.129	Form of Security Agreement (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2025).
10.130	Form of Guaranty (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2025).
10.131	Stock Purchase Agreement between the Company and Michael D. Farkas, dated September 18, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 19, 2025).
10.132	Amendment No. 1 to ATM Sales Agreement, by and among the Company and ThinkEquity LLC, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC, dated November 14, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 14, 2025).
10.133	Power Purchase Agreement by and between NextNRG Sunnyside Microgrid LLC and Sunnyside Nursing and Post-Acute Care Center, dated November 17, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 20, 2025).
10.134	Power Purchase Agreement by and between NextNRG Topanga Microgrid LLC and Topanga Nursing and Post-Acute Care Center, dated November 17, 2025 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on November 20, 2025).
10.135	Stock Purchase Agreement, dated as of November 24, 2025, by and between the registrant and Michael D. Farkas (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 28, 2025).
10.136	Stock Purchase Agreement, dated as of January 20, 2026, by and between the registrant and the Purchaser (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 26, 2026).
10.137	Stock Purchase Agreement, dated as of January 28, 2026, by and between the registrant and the Purchaser (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 2, 2026).
10.138	Stock Purchase Agreement, dated as of January 29, 2026, by and between the registrant and the Purchaser (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on February 2, 2026).
10.139	Stock Purchase Agreement, dated as of February 12, 2026, by and between the registrant and the Purchaser (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 13, 2026).
10.140	Stock Purchase Agreement, dated as of February 18, 2026, by and between the registrant and the Purchaser (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2026).
10.141	Stock Purchase Agreement, dated as of March 11, 2026, by and between the registrant and the Noteholder (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 13, 2026).
10.142	Future Receivables Sale and Purchase Agreement, entered into on March 9, 2026 and dated March 5, 2026, by and between the registrant and the Purchaser (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on March 13, 2026).
10.143	Securities Purchase Agreement, dated as of Apri 1, 2026, between the registrant and Leviston Resources, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 10, 2026).
10.144	Senior Secured Convertible Promissory Note, dated April 1, 2026, issued by the registrant in favor of Leviston Resources, LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on April 10, 2026).
10.145	Pledge and Security Agreement, dated April 1, 2026, between the registrant and Leviston Resources, LLC (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on April 10, 2026).
10.146	Business Loan and Security Agreement, entered into on April 7, 2026 and dated as of April 7, 2026, between the registrant and Cashera Private Credit Inc. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on April 10, 2026).

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10.147	Securities Purchase Agreement, entered into on April 17, 2026 and dated as of April 15, 2026, by and between the registrant and Agile Hudson Partners LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 23, 2026).
10.148	Secured Promissory Note, dated as of April 15, 2026, and issued on April 17, 2026 by the registrant in favor of Agile Hudson Partners LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on April 23, 2026).
10.149	Security Agreement, entered into on April 17, 2026 and dated as of April 15, 2026, by and between the registrant and Agile Hudson Partners LLC (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on April 23, 2026).
10.150	Securities Purchase Agreement, dated as of April 17, 2025, by and between the registrant and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on April 23, 2026).
10.151	Secured Promissory Note issued on April 17, 2026 by the registrant in favor of FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on April 23, 2026).
10.152	Security Agreement, dated as of April 17, 2026, by and between the registrant, NextNRG Ops LLC, NextNRG Topanga Microgrid LLC, NextNRG Sunnyside Microgrid LLC, NextNRG Holding Corp. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed on April 23, 2026).
10.153	Business Loan and Security Agreement, dated as of April 27, 2026, by and between the registrant and Venture Debt, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 1, 2026).
10.154	Form of Securities Purchase Agreement, dated August 13, 2026, between NextNRG, Inc. and Investor (incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 14, 2026).
10.155	Form of Registration Rights Agreement, dated August 13, 2026, between NextNRG, Inc. and Investor (incorporated by reference to Exhibit 10.2 to Form 8-K filed on August 14, 2026).
10.156	Form of Voting, Support and Standstill Agreement, dated August 13, 2026, between NextNRG, Inc. and Investor ((incorporated by reference to Exhibit 10.3 to Form 8-K filed on August 14, 2026).
23.1*	Consent of M&K CPAs, PLLC.
23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107*	Filing Fee Table

* Filed herewith.

† Management contract or compensatory plan or arrangement.

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(b) Financial statement schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Miami Beach, State of Florida, on this 24th day of August, 2026.

NEXTNRG, INC.

By:	/s/ Michael D. Farkas
Name:	Michael D. Farkas
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Farkas as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael D. Farkas	Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2026
Michael D. Farkas

/s/ Joel Kleiner	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 24, 2026
Joel Kleiner

/s/ Bennett Kurtz	Director	August 24, 2026
Bennett Kurtz

/s/ Jack Leibler	Director	August 24, 2026
Jack Leibler

/s/ Sean Oppen	Director	August 24, 2026
Sean Oppen

/s/ Daniel Arbour	Director	August 24, 2026
Daniel Arbour

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